AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2001.



                                              COMMISSION FILE NO. 1-5471

                      SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                            EXCHANGE ACT OF 1934



Filed by the Registrant         [X]
Filed by a Party other than the Registrant         [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement     [  ] Confidential, for use of the
                                         Commission Only (as permitted
                                         by Rule 14a-6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to rule 14a-11(c) or Rule 14a-12

                           GLOBAL MARINE INC.

             (Name of Registrant as Specified in its Charter)

                                   N/A

               (Name of Person(s) Filing Proxy Statement,
                          if other than Registrant)



Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and
    0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registation Statement No.:

(3) Filing Party:

(4) Date Filed:

     [LOGO]

                        GLOBAL MARINE INC.
                     777 N. ELDRIDGE PARKWAY
                    HOUSTON, TEXAS 77079-4493

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      THURSDAY, MAY 17, 2001
                     9:00 A.M. CENTRAL TIME

                      THE ST. REGIS, HOUSTON
                           THE BALLROOM
                       1919 BRIAR OAKS LANE
                          HOUSTON, TEXAS

     You are cordially invited to attend the 2001 Global Marine
Inc. Annual Meeting of Stockholders to:

     1.   Elect four directors;

     2.   Approve the 2001 Non-Employee Director Stock Option and
          Incentive Plan;

     3.   Ratify the appointment of independent accountants; and

     4. Transact other business properly brought before the meeting.

     Stockholders of record at the close of business on March 19, 2001, will be entitled to vote. YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND OR NOT, I HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAILING THE ENCLOSED PROXY CARD. PLEASE REVIEW THE INSTRUCTIONS IN THE PROXY STATEMENT AND ON YOUR PROXY CARD OR VOTING FORM REGARDING EACH OF THESE VOTING OPTIONS.



                                   ALEXANDER A. KREZEL
                                   Corporate Secretary


Houston, Texas
April 2, 2001

                        TABLE OF CONTENTS
                                                            PAGE

Proxies and Voting at the Meeting .. . .. . .. . .. . .. . . 1
Election of Directors . .. . .. . .. . .. . .. . .. . .. . . 2
Board Committees . .. . .. . .. . .. . .. . .. . .. . .. . . 4
Director Compensation . .. . .. . .. . .. . .. . .. . .. . . 5
Security Ownership of Certain Beneficial Owners. .. . .. . . 6
Security Ownership of Directors and Executive Officers.. . . 7
Audit Committee Report. .. . .. . .. . .. . .. . .. . .. . . 8
Compensation Committee Report on Executive Compensation. . . 10
Executive Compensation. .. . .. . .. . .. . .. . .. . .. . . 14
     Summary Compensation Table . .. . .. . .. . .. . .. . . 14
     Option Grants in 2000 . .. . .. . .. . .. . .. . .. . . 15
     Aggregated Option Exercises in 2000 and
          Year-End Option Values. .. . .. . .. . .. . .. . . 15
     2000 Long-Term Incentive Awards . .. . .. . .. . .. . . 16
     Pension Plan Table .. . .. . .. . .. . .. . .. . .. . . 16
Employment Agreements and Termination Arrangements. . .. . . 17
Cumulative Total Shareholder Return. . .. . .. . .. . .. . . 19
Approval of 2001 Non-Employee Director
     Stock Option and Incentive Plan . .. . .. . .. . .. . . 20
Ratification of Appointment of Independent Accountants.. . . 24
Other Matters .. . .. . .. . .. . .. . .. . .. . .. . .. . . 24
Voting Via the Internet or By Telephone.. . .. . .. . .. . . 25
Charter of the Audit Committee  . .. . .. . .. . .. . .. . . A-1
2001 Non-Employee Director Stock Option
     and Incentive Plan .. . .. . .. . .. . .. . .. . .. . . B-1

                      YOUR VOTE IS IMPORTANT

     YOU CAN VOTE ANY ONE OF THREE WAYS: VIA THE INTERNET, BY TELEPHONE, OR BY MAIL. FOR FURTHER DETAILS ON VOTING VIA THE INTERNET OR BY TELEPHONE, PLEASE REFER TO THE MATERIAL UNDER THE HEADING VOTING VIA THE INTERNET OR BY TELEPHONE IN THIS PROXY STATEMENT. PLEASE NOTE THAT THERE ARE SEPARATE INTERNET AND TELEPHONE VOTING ARRANGEMENTS DEPENDING UPON WHETHER SHARES ARE REGISTERED IN YOUR NAME OR IN THE NAME OF A BANK OR A BROKER OR ARE HELD IN A GLOBAL MARINE 401(k) ACCOUNT. TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                        GLOBAL MARINE INC.
                     777 N. ELDRIDGE PARKWAY
                    HOUSTON, TEXAS 77079-4493
                          ______________

                         PROXY STATEMENT
                          ______________


     This proxy statement and the form of proxy are being mailed beginning approximately on April 2, 2001. Global Marine Inc.'s Board of Directors is soliciting proxies for use at the Annual Meeting of Stockholders to be held on May 17, 2001, and any postponement or adjournment of the meeting.

                PROXIES AND VOTING AT THE MEETING

VOTING

     Each of your shares of common stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted upon except the election of directors. In the election of directors, you have the right to cumulate your votes, with each share having a number of votes equal to the number of directors to be elected. If you vote in person at the meeting, you may cast votes for one candidate or distribute votes among two or more candidates. The individuals named in the accompanying proxy will have discretionary authority to cumulate votes among candidates. If you give the accompanying proxy and do not revoke it, you will not have the ability to direct that your votes be cumulated.

     All shares represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted FOR the Board of Directors' nominees for directors, FOR approval of the 2001 Non-Employee Director Stock Option and Incentive Plan, and FOR approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2001. If any other matters are properly presented at the Annual Meeting for action, the proxies will have discretion to vote. The Company has not been notified of and the Board of Directors does not know of any other matters to be brought before the Annual Meeting.

QUORUM

     At the close of business on March 19, 2001, the record date for the meeting, there were issued and outstanding 176,505,528 shares of common stock, all of one class. If at least a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting, a quorum will exist.

     Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others, usually because the broker does not have the authority to do so. A broker non-vote will have no effect on the outcome of any proposal. Votes may be cast in favor of or withheld in the election of directors. Votes withheld will be excluded from the vote. Abstentions on the proposal to approve the 2001 Non-Employee Director Stock Option and Incentive Plan or the proposal to ratify the appointment of independent auditors will have the effect of a negative vote.

                      ELECTION OF DIRECTORS

BOARD STRUCTURE

  The Company's Board of Directors is divided into three classes. Stockholders elect one class at each annual meeting to serve a three-year term. Directors elected at the 2001 Annual Meeting of Stockholders will serve a term of three years to expire in 2004. Except as you otherwise specify in your proxy, your proxy will be voted for the election of the nominees named below. The candidates, up to the number of directors to be elected, receiving the highest number of votes cast by stockholders will be elected. If any of the nominees become unable or otherwise unavailable to serve, the current Board will designate a substitute nominee to stand for election.

  Further information concerning the nominees for election and the other directors appears below.

               NOMINEES FOR TERMS EXPIRING IN 2004

  C. Russell Luigs, 67, has been the Chairman of the Executive Committee of the Company's Board of Directors since May 1999. He was Chairman of the Board from 1982 until May 1999, and he was the Company's Chief Executive Officer from the time he joined the Company in 1977 until May 1998. He also served as President of the Company from 1977 to May 1997. Mr. Luigs was first elected a director of the Company in 1977.

  Edward R. Muller, 49, a private investor, served as President and Chief Executive Officer of Edison Mission Energy Company, a wholly-owned subsidiary of Edison International, from 1993 until January 2000. Edison Mission Energy Company is engaged in developing, owning and operating independent power production facilities worldwide. From mid-1999 until early 2000, Mr. Muller was Deputy Chairman of the Board of Directors of Contact Energy Ltd., a New Zealand electric generation company partially owned by Edison Mission Energy. He was first elected a director of the Company in 1997.

  Paul J. Powers, 66, retired in 2000 as Chairman of the Board and Chief Executive Officer of Commercial Intertech Corp. and Chairman of the Board of CUNO Incorporated. Prior to its merger with Parker Hannifin Corporation, Commercial Intertech was a multi-national manufacturer of hydraulic systems, Astron pre-engineered buildings and metal products. CUNO is a worldwide producer of fluid purification systems. Mr. Powers is also a director of York International Corporation, FirstEnergy Corp. and Twin Disc, Inc. Mr. Powers was first elected a director of the Company in 1995.

  Carroll W. Suggs, 62, is the Chairman and Chief Executive Officer of Petroleum Helicopters, Inc. Petroleum Helicopters provides helicopter transportation services to companies engaged in the offshore oil and gas industry, to institutions involved in emergency medical services, and to government agencies. Mrs. Suggs also serves on the board of Whitney Holding Company. She was elected a director of the Company in February 2000.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
MESSRS. LUIGS, MULLER AND POWERS AND MRS. SUGGS.

  The members of the Board of Directors who are not subject to election at the 2001 Annual Meeting are as follows.

         CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003

  Edward A. Blair, 65, was President of BHP Petroleum (Americas), Inc. from 1994 until his retirement in April 1998. Previously, he was President of Hamilton Brothers Oil and Gas Limited until its acquisition by BHP Petroleum in 1991, after which he served as President of the Europe, Russia, Africa and Middle Eastern Region of BHP Petroleum. Mr. Blair was first elected a director of the Company in 1998.

  John M. Galvin, 68, has been a private investor and consultant since his retirement in 1992 as Vice Chairman, a director and Chief Financial Officer of The Irvine Company, a major, private real estate development and investment company.
He is a director of CUNO Incorporated.   Mr. Galvin was first
elected a director of the Company in 1979.

  Ben G. Streetman, 61, is Dean of the College of Engineering and a Professor of Electrical and Computer Engineering at The University of Texas at Austin. Dr. Streetman is also a director of National Instruments, Inc. and ZixIT, Inc. He was first elected a director of the Company in 1997.

         CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2002

  Thomas W. Cason, 58, owns and manages five equipment dealerships, primarily in support of the agricultural industry. Mr. Cason served as interim President and Chief Operating Officer of Key Tronic Corporation during 1994 and 1995, and was a partner in Hiller Key Tronic Partners, L.P., which had been managing Key Tronic's turnaround. Mr. Cason previously held various financial and operating positions with Baker Hughes Incorporated, including senior executive positions with Baker Hughes' Drilling Group, serving most recently as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated. He was first elected a director of the Company in 1995.

  Robert E. Rose, 62, has been the Company's Chairman since
May 1999 and its President and Chief Executive Officer since re-joining the Company in 1998. He began his professional career with Global Marine in 1963 and left the Company in 1976. Mr. Rose then held executive positions with other offshore drilling companies, including more than a decade as President and Chief Executive Officer of Diamond Offshore Drilling, Inc. and its predecessor, Diamond M Company. He resigned from Diamond Offshore in March 1998 and served as President and Chief Executive Officer of Cardinal Services, Inc., an oil services company, before re-joining the Company. Mr. Rose is also a director of Superior Energy Services, Inc. He was first elected a director of the Company in 1998.

  John L. Whitmire, 60, has served since March 1999 as
Chairman of the Board of Directors of CONSOL Energy Inc., which is engaged in the production of coal and natural gas for the electric utility industry. Mr. Whitmire was Chairman of the Board and Chief Executive Officer of Union Texas Petroleum Holdings, Inc. from 1996 until the company was acquired by ARCO in 1998. Prior to joining Union Texas Petroleum, Mr. Whitmire's career spanned over 30 years at Phillips Petroleum Company, where he held senior management positions including Executive Vice President-Exploration and Production. He was also a member of Phillips' Board of Directors. Mr. Whitmire is also a director of Thermon Industries, TransTexas Gas Corporation and OSCA, Inc.
Mr. Whitmire was elected a director of the Company in 1999.

                         BOARD COMMITTEES

  During 2000, the Board of Directors held six meetings. The Board of Directors has five standing committees. During 2000, each current director of the Company attended at least 75% of the meetings of the Board and committees of the Board on which he served.

  AUDIT COMMITTEE - The Audit Committee consists of four non-employee directors: John M. Galvin, Chairman, Thomas W. Cason, Edward R. Muller and Carroll W. Suggs. During 2000, the Audit Committee held eight meetings. Members of the Committee, the Company's independent auditors, and the head of the Company's internal audit staff attend Committee meetings. In addition, the Audit Committee meets privately with the Company's independent auditors at least once a year. The Report of the Audit Committee, which begins on page 8 of this proxy statement, includes a description of the Committee's function.

  COMPENSATION COMMITTEE - The Compensation Committee consists of four non-employee directors: John L. Whitmire, Chairman, Edward A. Blair, Paul J. Powers and Ben G. Streetman. The Compensation Committee recommends to the Board remuneration arrangements for senior management and directors, the adoption of compensation plans in which officers and directors are eligible to participate, and the grant of benefits under compensation plans, and it approves stock option grants and certain other compensation. The Compensation Committee held seven meetings during 2000. A Compensation Committee Report on Executive Compensation begins on page 10 of this proxy statement.

  CORPORATE GOVERNANCE COMMITTEE - The Corporate Governance Committee consists of four non-employee directors: Ben G. Streetman, Chairman, Thomas W. Cason, Paul J. Powers and Carroll
W. Suggs. The Corporate Governance Committee, which held four meetings during 2000, assists the Board in fulfilling its corporate governance responsibilities. The Committee recommends to the Board nominees for election as directors and officers, evaluates the performance of incumbent directors and officers in determining whether they should be nominated to stand for reelection, and develops and recommends corporate governance principles and procedures to ensure the Board effectively serves the interests of the stockholders. The Committee also considers qualified nominees recommended by stockholders. Any recommendation for the 2002 election of directors should be submitted in writing to the Committee in care of the Corporate Secretary of the Company at 777 North Eldridge Parkway, Houston, Texas 77079-4493.

  EXECUTIVE COMMITTEE - The Executive Committee consists of five directors: C. Russell Luigs, Chairman, Edward A. Blair, Thomas W. Cason, Paul J. Powers and Robert E. Rose. The Executive Committee has the authority to exercise all the powers of the Board which may be delegated legally to it by the Board in the management and direction of the business and affairs of the Company. The Executive Committee did not meet during 2000.

  FINANCE COMMITTEE - The Finance Committee consists of four non-employee directors: Edward R. Muller, Chairman, Edward A. Blair, John M. Galvin and John L. Whitmire. The Committee reviews the Company's annual financial plan, recommends to the Board material capital expenditures, acquisitions and financings, and advises with respect to the Company's external financial relationships. During 2000, the Finance Committee held five meetings.

                      DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION

  Board members who are not salaried employees receive separate compensation for Board service. That compensation includes:

     Annual Retainer . .  . .  . .  . .  . .  . .  . . $32,000
     Annual Retainer (Committee Chairman). .  . .  . . $ 4,000
     Board Attendance Fee (regular meeting).  . .  . . $ 1,000
     Board Attendance Fee (special meeting
          attended in person)  . .  . .  . .  . .  . . $ 1,500
     Board Attendance Fee (special meeting
          attended by telephone) . . . . . . . . . . . $ 1,000
     Committee Attendance Fee  . .  . .  . .  . .  . . $ 1,000
     Management Conference Attendance Fee. .  . .  . . $ 1,000
     Special Assignment Fee . . . . . . . . . . . $ 1,000 per day Quarterly Restricted Stock Grant
          (grant date value).  . .  . .  . .  . .  . . $ 5,000
     Annual Option Grant  . .  . .  . .  . .  . .  . .   3,000 shares*
__________________

*  In each year following the year of initial eligibility.  Each
   Board member receives a stock option grant for the purchase of 10,000 shares in his or her year of initial eligibility.

DIRECTOR OPTIONS

     Under the 1990 Non-Employee Director Stock Option and Incentive Plan, options to purchase shares of common stock are granted to each director who, as of the date of grant, is not an employee and has not been an employee for any part of the preceding fiscal year. Each option grant, vesting in equal installments over two years and having a ten-year term, has an exercise price equal to the fair market value of the common stock on the date of grant. At present, all of the directors except Messrs. Luigs and Rose are eligible non-employee directors.

     Under the 1990 plan, a director receives an initial stock option grant for the purchase of 10,000 shares on the date he or she first achieves eligibility. The director automatically receives an additional option grant for the purchase of 3,000 shares on the adjournment date of each annual meeting of stockholders in each subsequent year in which he or she remains eligible. Mrs. Suggs received her initial option grant for the purchase of 10,000 shares at a per share exercise price of $19.4063 when she joined the Board in February 2000. In May 2000, Messrs. Blair, Cason, Galvin, Muller, Powers and Whitmire and Dr. Streetman each received an option grant for the purchase of 3,000 shares. Each option granted in May 2000 has a per share exercise price of $25.6250.

     The 1990 plan will terminate on May 8, 2001, pursuant to its terms. Termination will not affect outstanding options. The Board of Directors has adopted and submitted for approval at the 2001 Annual Meeting of Stockholders a new 2001 Non-Employee Director Stock Option and Incentive Plan, which is discussed under APPROVAL OF 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION AND INCENTIVE PLAN in this proxy statement.

DIRECTOR RESTRICTED STOCK PLAN

     Non-employee directors participate in a restricted stock plan which provides for automatic quarterly grants to each participant of shares of restricted common stock with an aggregate fair market value at the date of grant of $5,000. Shares granted under the plan remain restricted and forfeitable until termination of service as a director. All directors other than Messrs. Luigs and Rose are eligible non-employee directors. Mrs. Suggs, Messrs. Blair, Cason, Galvin, Muller, Powers and Whitmire, and Dr. Streetman each received three restricted stock awards totaling 509 shares during 2000: 172 shares on June 30, 2000, 161 shares on September 30, 2000, and 176 shares on December 31, 2000.

OTHER ARRANGEMENTS

     Under the terms of an employment agreement effective May 6, 1999, and terminating at the annual meeting in 2002, Mr. Luigs is employed as the Chairman of the Executive Committee at an annual salary equal to the pension benefits and outside director fees he could have received if he had retired as an employee at May 1, 1999, which total $413,145. The agreement provides that if the agreement is terminated for reasons other than misconduct harmful to the Company, Mr. Luigs will be entitled to salary and benefit continuation for the remainder of the term.


          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Listed below are the only persons who, to the knowledge of the Company, may be deemed to be a beneficial owner, as of the record date, of more than 5% of the Company's common stock.

NAME AND ADDRESS                  SHARES                         PERCENT
OF BENEFICIAL OWNER          BENEFICIALLY OWNED                  OF CLASS(1)
FMR Corp.                        26,159,156 (2)                     14.82%
82 Devonshire Street
Boston, Massachusetts 02109

Massachusetts Financial          18,262,237 (3)                     10.35%
  Services Company
500 Boylston Street
Boston, MA 02116

J. P. Morgan Chase & Co.         10,387,093 (4)                      5.88%
270 Park Avenue
New York, NY 10017

Putnam Investments, LLC.         10,291,231 (5)                      5.83%
One Post Office Square
Boston, MA 02109

________________

(1) The percentage indicated is based on the number of issued and outstanding shares of common stock at March 19, 2001.

(2) The number of shares indicated is based on Amendment No. 2 to a statement on Schedule 13G, dated February 14, 2001, which was filed jointly by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson. FMR is the parent holding company of certain investment companies and investment advisory and management companies, some of which may also be deemed to be beneficial owners of more than 5% of the Company's common stock by virtue of their interest in some or all of the same shares reported as being
     beneficially owned by FMR.   Edward C. Johnson 3d is
     Chairman of FMR and Abigail P. Johnson is a director of FMR. Through their ownership of voting stock in FMR and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR.

(3) The number of shares indicated is based on Amendment No. 1 to a statement on Schedule 13G, dated February 12, 2001, which was filed by Massachusetts Financial Services Company ("MFS") to report shares beneficially owned by certain non-reporting entities as well as MFS.

(4)  The number of shares indicated is based on a statement on
     Schedule 13G, dated February 14, 2001, which was filed by J.P. Morgan Chase & Co. on behalf of itself and its wholly owned subsidiaries, The Chase Manhattan Bank, Morgan Guaranty Trust Co. of New York, J.P. Morgan Investment Management, Inc. and Robert Fleming, Inc.

(5)  The number of shares indicated is based on a statement on
     Schedule 13G, dated February 13, 2001, which was filed by Putnam Investments, LLC. ("PI") on behalf of itself and Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, LLC. ("PIM") and The Putnam Advisory Company, LLC. ("PAC"). PI is the wholly owned subsidiary of MMC and wholly owns PIM, the investment advisor to the Putnam family of mutual funds, and PAC, the investment advisor to Putnam's institutional clients. PI and MMC disclaim beneficial ownership of any of the shares indicated.

      SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 19, 2001, the beneficial ownership of the Company's common stock by each director and nominee, the executive officers named in the Summary Compensation Table, and, as a group, those persons and all other current executive officers, based on information provided by such persons.

                                 SHARES
                              BENEFICIALLY                        PERCENT
      NAME                       OWNED (a)                      OF CLASS (b)
Edward A. Blair                  15,009(c)(d)                        -
Thomas W. Cason                  27,009(c)(d)                        -
John M. Galvin                   28,509(c)(d)                        -
C. Russell Luigs              1,303,284(e)(f)                        -
Jon A. Marshall                 495,566(e)(f)                        -
Edward R. Muller                 19,009(c)(d)                        -
Paul J. Powers                   15,509(c)(d)                        -
W. Matt Ralls                    76,500(e)                           -
Robert E. Rose                  517,950(e)                           -
Ben G. Streetman                 20,009(c)(d)                        -
Carroll W. Suggs                  6,009(c)(d)                        -
Douglas K. Vrooman              251,750(e)                           -
John Whitmire                    12,009(c)(d)                        -
Marion M. Woolie                169,363(e)(f)                        -
All of the above and other
  executive officers as a
  group (19 persons)          3,472,525(c)(d)(e)(f)               1.93%

_______________________

(a) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(b) As of March 19, 2001, no director or executive officer owned more than one percent of the common stock outstanding.

(c) Includes shares that may be acquired within sixty days of March 19, 2001, through the exercise of non-employee director stock options, as follows: Mr. Blair, 14,500;
     Mr. Cason, 23,500; Mr. Galvin, 25,500; Mr. Muller, 17,500;
     Mr. Powers, 13,500; Dr. Streetman, 17,500; Mrs. Suggs, 5,000; Mr. Whitmire, 6,500; and the group, 123,500.

(d) Includes shares of restricted stock, which are forfeitable in certain events, as follows: Mr. Blair, 509; Mr. Cason, 509; Mr. Galvin, 509; Mr. Muller, 509; Mr. Powers, 509; Dr. Streetman, 509; Mrs. Suggs, 509; Mr. Whitmire, 509; and the group, 4,072.

(e) Includes shares that may be acquired within sixty days of March 19, 2001, through the exercise of employee stock options, as follows: Mr. Marshall, 439,055; Mr. Ralls, 76,500; Mr. Rose, 516,450; Mr. Vrooman, 206,250; Mr. Woolie,
     148,250; and the group, 2,639,170.

(f)  Includes shares attributable to accounts under the Company's
     401(k) Savings Incentive Plan at March 19, 2001, as follows:
     Mr. Luigs, 33,660; Mr. Marshall, 4,516; Mr. Woolie, 9,113;
     and the group, 47,313.

                      AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange as determined by the Board of Directors, has furnished the following report:

     The Audit Committee assists the Company's Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. Such assistance includes oversight by the Committee of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the Company's programs for compliance with its business conduct and conflict of interest policies as established by management and the Board. In addition, the Committee, subject to any action that may be taken by the full Board, selects, appoints, and recommends stockholder ratification of the appointment of the Company's independent certified public accountants, who perform the annual independent audit of the Company's financial statements and issue a report thereon, approves the nature of the professional audit services provided by the independent auditors prior to the performance of such services, and reviews the scope of work and the reported results of the Company's internal auditors.

     The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this proxy statement. The Audit
Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

     As part of fulfilling its responsibilities for overseeing management's conduct of the Company's financial reporting process for fiscal year 2000, the Audit Committee:

     * Received management's representation that the Company's consolidated financial statements for the fiscal year ended December 31, 2000, were prepared in accordance with generally accepted accounting principles;

     * Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with management and with PricewaterhouseCoopers LLP ("PwC"), the Company's independent certified public accountants;

     * Discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication
       With Audit Committees) relating to the conduct of the audit; and

     * Received written disclosures and the letter from PwC regarding its independence as required by Independence
       Standards Board Standard No. 1 (Independence Discussions
       With Audit Committees). The Audit Committee also discussed with PwC their independence.

In addition, the Audit Committee considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee's reviews, discussions and other actions outlined above, and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the U.S. Securities and Exchange Commission.

     The aggregate fees billed for the professional services of PwC for the fiscal year ended December 31, 2000, were as follows:

          AUDIT FEES: Audit fees billed to the Company by PwC for its audit of the Company's annual financial statements and its reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $282,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION
     FEES: The Company did not engage PwC to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

          ALL OTHER FEES: Fees billed to the Company by PwC for all other services rendered to the Company totaled $1,132,800, including $887,700 for tax-related services, $50,000 for employee benefit plan audit services, $61,000 for subsidiary audit services, and $134,100 for all other services.

The Audit Committee determined that the provision of the non-audit services covered in "All Other Fees" above was compatible with maintaining the independence of PwC.

          John M. Galvin, Chairman        Thomas W. Cason
          Edward R. Muller                Carroll W. Suggs

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES AND PROGRAMS

     The Compensation Committee sets the compensation of the Company's senior executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table. The Committee's goal is to develop and maintain a compensation program that motivates and rewards executives for maximizing stockholder value. The Company has designed its executive compensation program so that it:

     * Attracts and retains the highest caliber executives;
     * Motivates the executives to maximize shareholder value;
     * Provides fair and reasonable compensation; and
     * Links the level of compensation to performance.

     The executive compensation program consists of four elements: (1) base salary, (2) annual incentive awards, (3) stock options, and (4) long-term incentive awards. Under the program, a high proportion of the compensation of these officers is at risk, specifically annual incentive awards, stock options, and long-term incentive awards. Annual incentive awards permit the Committee to recognize Company and individual performance. Stock options and long-term incentive awards tie long-term compensation to stock price appreciation and other measures linked to stock price appreciation.

     The Committee makes awards and takes other actions regarding executive compensation considering the overall costs and benefits to the Company. Specifically, the Committee considers the costs and benefits of preserving potential tax deductibility of executive pay under Section 162(m) of the Internal Revenue Code in making awards.

     The compensation program is structured to provide executives with a total compensation package that, at expected performance levels, is competitive with those provided to executives who hold comparable positions or have similar qualifications at similar companies. A peer group of companies similar to the offshore drilling peer group named in the Cumulative Total Shareholder Return table of this proxy statement was utilized to evaluate the competitiveness of the Company's compensation. Compensation information of other drilling companies not included in the offshore drilling peer group was also utilized since the competitive market for executive talent is, in many cases, broader than just the offshore drilling peer group. The Committee also receives advice regarding compensation levels from an outside compensation consulting firm.

ANNUAL COMPENSATION

     BASE SALARY: The base salaries of the Company's executives are set to approximate the 50th percentile (median) of the base salaries paid by other companies in the peer group. The Committee reviews and adjusts executive base salaries annually considering the Chief Executive Officer's recommendation for the executives other than himself, each executive's performance, the competitiveness of the executive's current base salary compared to the external market, and overall industry conditions.

     In February 2000, the Committee reviewed the executives' base salaries. In light of each executive's position versus the competitive market and an evaluation of each executive's performance, the Committee determined that base salaries should be increased for 2000. The Committee awarded salary increases to executives averaging 7.46%.

     INCENTIVE AWARDS: Under the Company's 2000 Management Incentive Award Plan (the "2000 plan"), the Committee grants annual cash incentive awards that are dependent upon the achievement of previously established objectives and an evaluation of each individual's contributions to those achievements. Targeted award levels are intended by the Committee to approximate the 75th percentile of the peer group. Annual incentive target awards are expressed as a percentage of base salary earned during the year and range from 25% to 80% depending on the participant's salary grade. Annual incentive award payments can increase above the targeted percentage or decrease to zero depending on actual performance. Awards granted under the first funding pool described below are capped at twice the targeted percentage and awards granted under the second funding pool described below are not capped.

     The 2000 plan utilized two performance funding pools designed to deliver a total annual incentive award that is competitive with the market. The first funding pool applies to management employees not covered by the second pool and was based on the achievement of two objective measures: (1) consolidated net income versus budget (50% of the total target award) and (2) consolidated return on capital versus a peer group (50% of the total target award). The second funding pool covers management employees of the domestic drilling management services and oil and gas subsidiaries and was based on the achievement of three objective measures: (1) consolidated net income compared to budget (10% of the total target award), (2) consolidated return on capital compared to peer group (10% of the total target award), and (3) the domestic drilling management services subsidiary's pre-tax income compared to budget (80% of the total target award).

     For the first pool, the Company's actual net income for 2000 was 157% of budget, earning 100% of the total target award. The Company's return on capital versus the peer group was slightly above the peer group median performance level, so 29.5% of the target bonus award was earned from this measure. For the second pool, the participants earned 20.0% of the target award based on net income versus budget, 5.9% of the target award based on return on capital versus a peer group, and 83.2% of the target award based on the drilling management services subsidiary's pre-tax income being 104% of budget. In total, participants in the first pool earned 129.5% of the plan's total target award and participants in the second pool earned 109.1% of the plan's total target award.

LONG-TERM COMPENSATION

     The Company grants combination of stock options and long-term incentive awards (performance shares) as part of its total long-term incentive compensation program. The Company's long-term incentive program is designed to provide awards that, at targeted performance, will approximate the 75th percentile of the peer group. Below is a discussion of the two types of long-term incentive awards utilized by the Committee.

     STOCK OPTIONS: The Compensation Committee believes that stock options are critical in motivating and rewarding the creation of long-term stockholder value. The Committee has established a policy of awarding stock options each year based on competitive practices, the continuing progress of the Company, and individual performance. All stock option awards are made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Holders benefit only when and to the extent the stock price increases after the option grant.

     In February 2000, the Compensation Committee approved an annual stock option grant to the Chief Executive Officer and approved annual stock option grants to other executive officers and key employees as recommended by the Chief Executive Officer. Option awards were made to 170 employees and officers and covered approximately 2,048,000 shares of underlying common stock.

The Committee considered the performance of the individual executive officers and other key employees in allocating 2000 stock option grants.

     LONG-TERM INCENTIVE AWARDS: The Committee utilizes long-term incentive awards (performance shares) directly tied to Company performance, to provide competitive compensation to senior executives and motivate them toward effective long-term strategic management of the Company's assets and operations. The long-term incentive awards are based on Company performance for a three-year period. The total amount of these awards and their allocation among senior executive officers is based on competitive practices, continuing progress of the Company, and individual performance.

     Vesting of the long-term incentive awards granted in 2000 depends on Company performance for the three-year period ending December 31, 2002. Company performance under the 2000 grants is measured by the following two long-term performance measures: relative total shareholder return versus a peer group; and cumulative net income versus a projected net income target. Each measure is weighted equally.

     A threshold level of performance must be achieved for a performance measure before any of the performance shares will vest. Seventy-five percent of the award allocated to a measure vests if a pre-established "target" performance is achieved for that measure. The amount of the award that vests for each measure increases up to that measure's full allocated amount if the pre-established maximum level of performance is achieved. The exact percentage of the award that vests for a measure is calculated based on a straight-line interpolation between the threshold and target levels of performance or between the target and maximum levels of performance. The full amount of the award will be earned only if the maximum performance level is achieved for both performance measures.

     In February 2001, the Committee certified that the thresholds established for the long-term incentive awards granted in 1998 for the performance period ended December 31, 2000, had not been met for any of the measures, and therefore none of the shares vested under those awards. The performance measures under the 1998 grants were cumulative earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, and stock price appreciation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     As discussed above, the Compensation Committee assesses the compensation of the Company's senior executive officers in light of the Company's progress and performance and approves salary adjustments, incentive bonus awards, stock option awards and performance-based long-term incentive awards as deemed appropriate in each officer's situation. The reasons for the Committee's decision regarding the compensation of Mr. Rose are described below.

     In February 2000, Mr. Rose was granted 300,000 stock options with an exercise price of $19.4063 and 75,000 performance shares that will only vest if specific performance hurdles are achieved by December 31, 2002. In light of Mr. Rose's position versus the competitive market and an evaluation of his performance, the Committee determined that Mr. Rose's base salary would be increased by 7.6% ($40,000) to $565,000 for 2000. In February 2001, the Committee evaluated the Company's 2000 performance under the annual incentive plan, plus Mr. Rose's contributions to the Company's success. Based on the performance measures used in the plan and on recognition of Mr. Rose's exceptional leadership in implementing the Company's market strategy, the Company awarded him a total bonus of $835,000 or 148% of his 2000 base salary, an amount which exceeded the formula bonus calculation of the plan. The Committee feels that the total compensation package provided to Mr. Rose is fair and reasonable based on the competitive market and his contribution to the Company's success.

POLICY REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE

     For annual compensation in excess of $1 million paid to individuals named in the applicable summary compensation table,
Section 162(m) of the Internal Revenue Code generally limits the ability of the Company to take a federal income tax deduction, except for qualified performance-based compensation. Awards granted under the Company's 1998 Stock Option and Incentive Plan, including stock options and long-term incentive awards, are believed to qualify as performance-based compensation under the Internal Revenue Service rules. While the Compensation Committee will seek to utilize deductible forms of compensation to the extent practicable, the Committee does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income taxes purposes. In 2000, none of the Company's officers received compensation that, because of Section 162(m), was not deductible for federal income tax purposes.

      John L. Whitmire, Chairman               Edward A. Blair
      John M. Galvin                           Edward R. Muller
      Paul J. Powers                           Ben G. Streetman

                              EXECUTIVE COMPENSATION

                            SUMMARY COMPENSATION TABLE
                                                                        LONG TERM
                                                                      COMPENSATION
                                                              ----------------------------
                                                                 AWARDS          PAYOUTS
                                       ANNUAL COMPENSATION    -----------    -------------
                                       -------------------    SECURITIES
NAME AND                                                      UNDERLYING        LTIP           ALL OTHER
PRINCIPAL POSITION            YEAR     SALARY     BONUS(1)     OPTIONS(2)    PAYOUTS(3)     COMPENSATION(4)
                                        ($)         ($)           (#)           ($)              ($)
------------------            ----     ------     --------    -----------    ----------     ---------------
Robert E. Rose(5)             2000    $559,333    $835,000     300,000         $       0       $ 14,520
Chairman, President and       1999    $525,000    $250,000     375,000         $       0       $  9,600
 Chief Exeutive Officer       1998    $346,022    $      0     500,000         $       0       $      0

Jon A. Marshall               2000    $337,875    $262,500     140,000         $       0       $ 11,661
Executive Vice President      1999    $325,000    $115,000     180,000         $       0       $ 10,821
 and Chief Operating Officer  1998    $310,113    $      0     100,000         $  80,773       $  8,868

Marion M. Woolie              2000    $237,875    $185,000      85,000         $       0       $ 11,615
President, Global Marine      1999    $225,000    $ 80,000     105,000         $       0       $ 10,976
 Drilling Company             1998    $201,136    $      0      58,000         $       0       $  8,437

W. Matt Ralls                 2000    $237,875    $185,000      85,000         $       0       $ 11,456
Senior Vice President,        1999    $223,307    $ 80,000     125,000         $       0       $ 12,035
 Chief Financial Officer      1998    $156,582    $      0      12,000         $       0       $  9,126
 and Treasurer

Douglas K. Vrooman            2000    $217,875    $190,000      70,000         $       0       $ 11,456
President, Applied Drilling   1999    $204,799    $ 90,000      85,000         $       0       $ 11,123
 Technology Inc.              1998    $202,083    $      0      35,000         $       0       $  8,824

(1) Bonuses based on service during each year were awarded and paid in the following year.

(2) Expressed in terms of the numbers of shares of the Company's common stock underlying options granted during the years indicated.

(3) The amounts indicated under "LTIP Payouts" consist of amounts earned under long-term incentive awards granted in 1996, 1997 and 1998 and paid in 1999, 2000 and 2001, the payment amounts being based on Company performance during the periods 1996 through 1998; 1997 through 1999; and 1998 through 2000, respectively. Such amounts were paid in shares of the Company's common stock, and the dollar amounts included in the table are the stock's fair market value (average of high and low market prices) on the date payment was approved by the Compensation Committee.

(4) The amounts indicated under "All Other Compensation" for 2000 consist of (a) amounts contributed by the Company to match a portion of the employees' contributions under the Company's 401(k) Savings Incentive Plan (Mr. Rose, $10,200; Mr. Marshall, $10,200; Mr. Woolie, $10,200; Mr. Ralls, $10,200; and
       Mr. Vrooman, $10,200); plus (b) insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officers (Mr. Rose, $4,320; Mr. Marshall, $1,461; Mr. Woolie, $1,415;
       Mr. Ralls, $1,256; and Mr. Vrooman, $1,256).

(5)    Mr. Rose was elected President and Chief Executive
       Officer on May 5, 1998, and is employed under an agreement with the Company. See "Employment Agreements and Termination Arrangements."

                                     OPTION GRANTS IN 2000

                               Individual Grants
                -----------------------------------------------
                Number      Percent
                of Shares   of Total                                   Potential Realizable Value at Assumed
                 Under-     Options     Exercise or                Annual Rates of Stock Price Appreciation for
                 lying      Granted to  Base Price                                Option Term(2)
                Options     Employees     ($ per     Expiration   ----------------------------------------------
                Granted     in 2000       share)        Date         0%           5%               10%
Name              (#)                                               ($)           ($)              ($)
--------------  -------      -------     --------     ---------    -----     --------------   --------------

R. E. Rose      300,000      11.04 %     $19.4063     2-22-2010    $   0     $    3,661,355   $    9,278,593
J. A. Marshall  140,000       5.15 %     $19.4063     2-22-2010    $   0     $    1,708,632   $    4,330,010
M. M. Woolie     85,000       3.13 %     $19.4063     2-22-2010    $   0     $    1,037,384   $    2,628,935
W. M. Ralls      85,000       3.13 %     $19.4063     2-22-2010    $   0     $    1,037,384   $    2,628,935
D. K. Vrooman    70,000       2.58 %     $19.4063     2-22-2010    $   0     $      854,316   $    2,165,005
All
Stockholders(3)     N/A        N/A       $19.4063        N/A       $   0     $2,131,788,485   $5,402,370,570


   (1) All options granted to the named officers were granted on February 22, 2000, at exercise prices equal to the average of the high and low per share market prices of the common stock on the date of grant. Each option vests in equal installments over four years beginning on the first anniversary of the date of grant. The right to exercise unexercised options is subject to acceleration in certain circumstances as described under "Employment Agreements and Termination Arrangements," below, and upon death, disability and certain non-cause terminations of employment. Certain options are transferable in limited circumstances to family members and pursuant to certain domestic relations orders. Options are not otherwise transferable except by will or the laws of descent and distribution.

   (2) These amounts represent certain arbitrarily assumed rates of annual compound stock price appreciation from the date of grant over the full ten-year term of the option. Actual gains, if any, on stock option exercises or stock holdings are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.

   (3) For comparative purposes, shown are the total gains that could be realized over a ten-year period by stockholders based on 174,672,078 shares of common stock outstanding on February 22, 2000, and using the $19.4063 average of the stock's high and low market prices on that date as the base price.



                      AGGREGATED OPTION EXERCISES IN 2000
                          AND YEAR-END OPTION VALUES

                                               Number of Securities
                                              Underlying Unexercised     Value of Unexercised In-the-
                 Number of                      Options at Year-End       Money Options at Year-End(2)
                  Shares                                (#)                            ($)
                 Underlying     Value      --------------------------   -----------------------------
                  Options     Realized(1)
Name                (#)          ($)       Exercisable  Unexercisable   Exercisable   Unexercisable
---------------  --------     ---------    -----------  -------------   -----------   -------------
R. E. Rose             0      $       0      222,700       831,250      $ 2,335,476    $ 9,278,751
J. A. Marshall    33,400      $ 626,043      340,305       333,750      $ 6,569,580    $ 4,281,505
M. M. Woolie      11,000      $ 156,407       93,000       198,000      $ 1,242,574    $ 2,527,033
W. M. Ralls            0      $       0       71,000       196,000      $   667,296    $ 2,723,341
D. K. Vrooman          0      $       0      155,625       154,375      $ 3,020,153    $ 2,031,393

(1) Represents the spread between the exercise price and the sale price of the shares received upon exercise if such shares were sold on exercise or the spread between the exercise price and the fair market value of the shares received if such shares were held following exercise.

(2) Represents the positive spread between the exercise price and the year-end closing price of $28.38.

                         2000 LONG-TERM INCENTIVE AWARDS

                                    Performance
                                         or             Estimated Future Payouts
                    Number of       Other Period                Under
                  Shares, Units        Until        Non-Stock Price-Based Plans(2)
                     or Other        Maturation     ------------------------------
Name                Rights(1)        or Payout      Threshold     Target     Maximum
                       (#)                             (#)         (#)          (#)
---------------   -------------     -----------     ----------    ------     ------- -
R. E. Rose           75,000           3 Years         18,750      56,250      75,000
J. A. Marshall       40,000           3 Years         10,000      30,000      40,000
M. M. Woolie         25,000           3 Years          6,250      18,750      25,000
W. M. Ralls          25,000           3 Years          6,250      18,750      25,000
D. K. Vrooman        20,000           3 Years          5,000      15,000      20,000


 (1) Awards depend on the performance of the Company for the three-year period ending December 31, 2002, as measured by the following performance criteria: total shareholder return relative to a peer group of companies in the same industry; and cumulative net income. Shares of common stock underlie each award and are allocated among the performance criteria. No portion of the award for a criterion is earned until a pre-established threshold level of performance is surpassed for that criterion. A participant earns twenty-five percent of the award allocated to a criterion if the threshold is achieved, seventy-five percent of the award allocated to a criterion if a pre-established target level of performance is achieved, and one-hundred percent of the award allocated to a criterion if a pre-established maximum level of performance is achieved. The exact percentage of the award achieved for a criterion will be calculated based on straight-line interpolation between the pre-established threshold and target levels of performance and between the pre-established target and maximum levels of performance.

 (2)   Expressed in terms of numbers of shares of common stock.
       Estimated future payout amounts assume threshold, target or maximum levels of performance are achieved under all performance criteria.



                             PENSION PLAN TABLE

                                    Years of Service
                  -----------------------------------------------------
Remuneration         15         20         25         30          35
------------      --------   --------   --------   --------    --------
 $  200,000       $100,000   $100,000   $100,000   $117,720    $131,720
 $  300,000       $150,000   $150,000   $150,000   $171,720    $201,720
 $  400,000       $200,000   $200,000   $200,000   $231,720    $271,720
 $  500,000       $250,000   $250,000   $250,000   $291,720    $341,720
 $  600,000       $300,000   $300,000   $300,000   $351,720    $411,720
 $  700,000       $350,000   $350,000   $350,000   $411,720    $481,720
 $  800,000       $400,000   $400,000   $400,000   $471,720    $551,720
 $  900,000       $450,000   $450,000   $450,000   $531,720    $621,720
 $1,000,000       $500,000   $500,000   $500,000   $591,720    $691,720
 $1,100,000       $550,000   $550,000   $550,000   $651,720    $761,720
 $1,200,000       $600,000   $600,000   $600,000   $711,720    $831,720
 $1,300,000       $650,000   $650,000   $650,000   $771,720    $901,720



     Annual retirement benefits are based on a participant's average annual salary and bonus. Amounts payable pursuant to a nonqualified benefit equalization defined benefit plan and a nonqualified executive supplemental defined benefit plan are included. The benefits shown are computed based on a single straight life annuity at normal retirement age and reflect an offset for Social Security benefits under the qualified defined benefit pension plan.

     The full years of credited service as of December 31, 2000, for purposes of determining the entitlement to retire with a benefit under all plans and for purposes of determining the benefit under the qualified plan and the nonqualified benefit equalization plan for each of the individuals named in the Summary Compensation Table are: Mr. Rose, 15 years; Mr. Marshall, 21 years; Mr. Woolie, 18 years; Mr. Ralls, 3 years and Mr. Vrooman, 6 years. Messrs. Marshall and Woolie each have the maximum of 15 full years of employment under the nonqualified executive supplemental plan as of December 31, 2000. Mr. Ralls has 3 years of employment and Mr. Vrooman has 6 years of employment under the nonqualified executive supplemental plan. Under the terms of Mr. Rose's employment agreement, he is credited with three years of employment under the nonqualified executive supplemental plan for each actual year of service after May 5, 1998. The Pension Plan Table assumes that years of service and annual compensation for a particular individual are the same under all plans.


        EMPLOYMENT AGREEMENTS AND TERMINATION ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     On December 16, 1999, the Company entered into an employment agreement with Mr. Rose that terminates in October 2003. The agreement specifies a minimum annual base salary of $525,000. If the Company terminates Mr. Rose without cause, including termination by Mr. Rose for good reason, as defined in the agreement, he will be entitled to salary and benefit continuation for the greater of the remainder of the term of the agreement or 24 months. In addition, he will be entitled to a lump sum payment equal to the greater of his actual or target bonuses for the two years prior to termination. If the Company terminates Mr. Rose without cause, including termination by Mr. Rose for good reason, in the 36-month period following a change in control, as defined in the agreement, he will be entitled to salary and benefit continuation for the greater of the term of the agreement or three years. In addition, Mr. Rose will be entitled to a lump sum payment equal to three times the greater of his highest bonus paid in the previous three years or his highest target bonus in the previous three years. The agreement also provides for a gross-up for excise taxes relating to the cash portion of the severance payment. Upon his termination due to death or disability, Mr. Rose or his estate will be entitled to a lump sum payment equal to three times his annual salary.

SEVERANCE AGREEMENTS

     The Company also has severance agreements with certain key executive officers. The agreements provide for a severance payment if the Company terminates employment for reasons other than misconduct harmful to the Company, the individual terminates for good reason, as defined in the agreements, or employment terminates due to disability, in which case the amount would be reduced by an amount equal to certain disability benefits. The payment would consist of salary and benefit continuation for a period of two years following such termination of employment. If the individual is entitled to severance benefits within 36-months following a change in control, as defined in the agreements, the payment would consist of salary continuation for a period of three years. In addition, the payment would include a lump sum payment equal to three times the highest bonus received in the past three years. The agreements also provide for a gross-up for excise taxes relating to the cash portion of the severance payments. Among the executive officers covered by such agreements are Messrs. Marshall, Woolie, Ralls and Vrooman.

CHANGE IN CONTROL ARRANGEMENTS

     In addition to the change in control provisions in the employment and severance agreements described above, the Company's non-employee director stock option plan and outstanding option agreements under the Company's other stock option plans provide that the right to exercise all options remaining unexercised shall accelerate, so that such options will become immediately exercisable, upon a change in control, as defined in the plans. In addition, all restrictions relating to restricted shares under the non-employee director restricted stock plan are removed upon the occurrence of a change in control, as defined in the plan.

               CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following line graph compares the changes in the cumulative total shareholder returns of (i) the Company, (ii) the Standard & Poor's 500 Stock Index, and (iii) a peer group comprised of a weighted index of a group of other companies in the Company's industry. The peer group is comprised of: Diamond Offshore Drilling Inc.; ENSCO International Incorporated; Noble Drilling Corporation; R & B Falcon Corporation; Rowan Companies, Inc.; Santa Fe International Corp.; and Transocean Sedco Forex Inc. The graph assumes that $100 was invested on December 31, 1995, in each of the Company's common stock, the S&P 500, and the peer group, and that all dividends were reinvested.

                   [PERFORMANCE GRAPH]

                      December  December  December  December  December  December
                        1995      1996      1997      1998      1999      2000
                      --------  --------  --------  --------  --------  --------
Global Marine Inc.      $100      $236      $281      $103      $190      $324
S&P 500 Index           $100      $123      $164      $211      $255      $232
Peer Group              $100      $187      $286      $110      $189      $262


       APPROVAL OF 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION
                        AND INCENTIVE PLAN

    The Board of Directors has adopted the Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan, subject to stockholder approval. The following is a description of the 2001 plan and the awards that may be granted thereunder. This description is qualified in its entirety by the complete text of the plan attached to this proxy statement as Appendix B. Stockholders should read Appendix B for the exact language of the plan.

     No awards have been granted under the 2001 plan, and no awards will be granted thereunder unless and until the plan is approved by the Company's stockholders.

     The Company has granted stock options to its directors for the past ten years under the existing Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, which was approved by the Company's stockholders in 1991. The 1990 plan, however, will terminate pursuant to its terms on May 8, 2001. Termination of the 1990 plan will not affect outstanding options, but after May 8, 2001, no new grants can be made under the 1990 plan. Certain shares authorized under the 1990 plan will, however be available under the new 2001 plan as outlined below. The new shares being requested for the new 2001 plan equal less than one-half of one percent of the presently outstanding shares of the Company's common stock.

     PURPOSES.   The Board of Directors believes the 2001 plan
will enable the Company to continue to attract and retain persons of outstanding competence to serve as its non-employee directors, continue to align their interests with those of the Company's other stockholders, and continue to encourage directors to own Company stock by facilitating their stock ownership. The plan's adoption would be consistent with the trend among many companies toward basing a greater portion of director compensation on stock and reducing the portion based on cash. Along these lines, the Company eliminated its cash-based retirement plan for directors in 2000. Without the new plan, however, the Company would not have the ability to continue issuing stock options to directors, forcing the Company to consider paying higher levels of cash compensation to its directors instead.

     TERM.   Subject to its approval by the stockholders at the
Company's 2001 Annual Meeting, the 2001 plan will become effective as of May 17, 2001. The plan is not limited in duration. In the event of plan termination, the plan will remain in effect as long as any awards under it are outstanding.

     AVAILABLE SHARES.   The 2001 plan provides for a maximum of
750,000 shares of the Company's common stock as to which awards can be granted under the plan, plus (a) shares available under the existing 1990 plan as of the date of its termination (there were 141,500 shares available under the 1990 plan as of March 19,
2001), (b) shares forfeited under the 2001 plan or the 1990 plan,
(c) shares delivered as payment or delivered or withheld for taxes, if any, under the 2001 plan or the 1990 plan, and (d) shares delivered in substitution for shares issuable under plans of other companies acquired by the Company or by a related company as defined in the 2001 plan.

     At the close of business on March 19, 2001, a total of 176,505,528 shares of the Company's common stock were issued and outstanding. The last reported sale price for the Company's common stock as reported on the New York Stock Exchange Composite Transactions tape on March 19, 2001, was $27.65 per share.

     PARTICIPATION.   Participation in the 2001 plan will be
limited to non-employee directors of Global Marine Inc.
Currently all of the Company's directors except Messrs. Luigs and Rose are non-employee directors eligible to participate in the plan. The determination of which non-employee directors will receive awards under the plan, the number of shares subject to such awards, and the dates on which such awards are granted will be determined by the plan's administrator in its sole discretion.

     AWARDS.   The 2001 plan provides for various types of
benefits to be granted to participants. Under the plan, the Company may grant non-employee directors stock options to purchase shares of common stock. In addition, the plan permits stock awards of shares of common stock or of rights to receive such shares, or their cash equivalent or a combination of both, including restricted, unrestricted and performance stock, on such terms as the plan's administrator may determine. Plan shares can also be used as the form of payment for any compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or of a related company as defined in the plan.

     The determination of which non-employee directors will receive awards under the plan, the number of shares subject to such awards, and the dates on which awards are granted is in the sole discretion of the plan's administrator. However, the maximum number of shares of common stock that may be covered by grants under the plan during any calendar year to any one person, other than grants that a person has elected to receive in lieu of cash retainer or other fees for service as a member of the Board, cannot exceed 30,000 shares, subject to proportionate increase if the basic 750,000-share authorization for the plan is increased. This maximum "cap" on the awards a director can receive under the plan removes the unlimited discretionary ability to issue awards.

     Repricing Prohibition. The 2001 plan expressly prohibits the cancellation of any award granted under the plan and reissuance with a lower exercise or purchase price, as well as the reduction of the exercise or purchase price of any such award, without the approval of the Company's stockholders, except in the case of certain corporate events described below under "Adjustments to Shares."

     Stock Option Price and Terms.   The exercise price for each
stock option granted under the 2001 plan will be determined by the plan's administrator. The exercise price cannot be less than the fair market value of the stock on the date of the grant. However, if receipt of stock options is conditioned on the non-employee director electing to forego his or her right to all or any part of his or her cash retainer or other fees, the exercise price of the stock options may be less than the fair market value of the stock subject to such options, provided that the aggregate exercise price of the options plus the amount of retainer or other fees the non-employee director has elected to forego is at least equal to the fair market value of the stock subject to the options. The plan's administrator must specify the number of shares subject to each stock option grant, or the formula pursuant to which such number will be determined, the non-employee directors to receive the grants, the date of grant, and the vesting and expiration terms applicable to the stock options. The plan's administrator must also specify a fixed period of time, no longer than ten years from the date of grant, during which each stock option may be exercised. The administrator's determinations regarding the terms of stock options need not be the same for each grant or for each non-employee director. The administrator may provide that stock options are granted to a non-employee director in lieu of his or her cash retainer or other compensation.

    The plan's administrator may provide that the shares of common stock issued upon exercise of the stock option will be subject to such further conditions or agreements as the administrator in its discretion may specify, including without limitation deferrals on issuance, conditions on vesting or transferability, and forfeiture or repurchase provisions.

    Stock Award Terms.   Stock awards under the 2001 plan may in
the sole discretion of the plan's administrator have an exercise or purchase price. The number of shares subject to any stock awards and the timing and the recipients of stock awards will be set by the administrator from time to time. However, the maximum number of shares of common stock that may be issued in conjunction with stock awards, other than awards that participants have elected to receive in lieu of cash retainer or other fees for service as members of the Board, cannot exceed 375,000 shares, subject to proportionate increase if the basic 750,000-share authorization for the plan is increased.

    Each stock award will be subject to such terms and conditions, restrictions and contingencies, if any, as the plan's administrator may determine. Restrictions and contingencies limiting the right to receive shares of stock, or their cash equivalent or a combination of both, in the future pursuant to a stock award will limit such right for a minimum of three years from the date such stock award is granted or be based on the achievement of single or multiple performance goals over a period ending at least one year from the date of grant. Such restrictions or contingencies may terminate or be subject to termination before the passage of the period or periods of time designated or the achievement of such performance goals only in the event of the death, disability, or retirement from or other non-cause termination of service as a director of the holder of such stock award, or in the event of a change of control, as defined in the terms of such stock award, of the Company. Any unrestricted grant of shares of stock pursuant to a stock award will be made only in lieu of retainer or other fees for service as a member of the Board that otherwise would be paid in cash by the Company or a related company.

    ADJUSTMENTS TO SHARES. If the outstanding securities of the class then subject to the 2001 plan are increased, decreased, or exchanged for or converted into cash, property, or a different number or kind of shares or securities, or if cash, property, or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, merger or other business combination, dividend (other than a regular, quarterly cash dividend), or other distribution, stock split, reverse stock split, spin-off, or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction provide otherwise, (a) the maximum number and type of shares or other securities that may be issued under the plan will be appropriately and proportionately adjusted, and (b) the number and type of shares or other securities or cash or other property that may be acquired pursuant to options and stock awards theretofore awarded under the plan and the exercise price of such options or price, if any, of such stock awards will be appropriately and proportionately adjusted. In addition, if the Company or a related Company acquires all or part of another business or entity, awards may be granted under the plan as alternatives to or in replacement of awards outstanding under plans or arrangements of such other business or entity.

     ADMINISTRATION AND AMENDMENT.   The 2001 plan's
administrator will be a committee selected by the Board and consisting of two or more members of the Board who are non-employee directors. Subject to the express provisions of the plan, the administrator will be authorized and empowered to do all things necessary or desirable in connection with the administration of the plan.

    The Company's Board of Directors may at any time amend, suspend or terminate the plan. Except as noted above with respect to certain adjustments to shares, such action cannot
(a) adversely affect any award granted under the plan prior to the date of such action without the participant's consent, or (b) in the absence of proper stockholder approval, materially increase the plan's share limitations, change the plan's minimum stock option exercise price, change the plan's prohibition of award cancellation and reissuance with a lower exercise or purchase price and of reducing award exercise or purchase prices, change the requirement that the administrator be a committee whose members are non-employees, or effect any change for which approval by the stockholders is required by applicable law.

    TRANSFERABILITY OF AWARDS.   Unless otherwise provided by
the plan's administrator, each award under the 2001 plan will be transferable only by will or the laws of descent and distribution.

    OTHER.   The 2001 plan will not constitute a contract for
the services of any member of the Board of Directors or give anyone the right to be retained as a member of the Board. In addition, the plan's administrator may declare inoperative anything in the plan or in the terms, conditions, restrictions or contingencies pertaining to any award under the plan that adversely affects pooling of interests accounting.

    FEDERAL INCOME TAX CONSEQUENCES.   The following is a
summary of the general rules of present federal income tax law relating to the tax treatment of awards under the 2001 plan. The discussion is general in nature and does not take into account a number of considerations which may apply based on the circumstances of a particular participant under the plan.

    A non-employee director who is granted a stock option pursuant to the 2001 plan will recognize no taxable income at the time of the grant, but will generally recognize taxable income upon exercise of the stock option. The amount of income recognized upon exercise will be measured by the excess, if any, of the fair market value of the shares of common stock at the time of exercise over the exercise price. The Company will generally be entitled to a deduction corresponding to the amount of income recognized by the non-employee director.

    In general, a non-employee director who receives a non-transferable stock award that is subject to restrictions that impose a substantial risk of forfeiture will not recognize income upon receipt of shares of common stock pursuant to an award. However, upon vesting of the shares, the non-employee director will recognize compensation income and receive a basis in such shares in an amount equal to the fair market value of the vested shares determined on the vesting date, and the Company will be entitled to a compensation deduction equal to such amount. Alternatively, no later than 30 days after a stock award's grant date, the non-employee director may make an election under section 83(b) of the Internal Revenue Code of 1986. In any such case, or if the stock award is not subject to a substantial risk of forfeiture, the non-employee director will recognize compensation income in the taxable year of the stock award's grant date and receive a basis equal to the fair market value of such shares determined on the date of grant, and the Company will be entitled to a compensation deduction equal to such amount. Under either alternative, the non-employee director receiving a stock award will generally recognize capital gain or loss upon the subsequent disposition of the shares.

    Unless a non-employee director makes an election under Internal Revenue Code section 83(b), as described above, amounts paid to the non-employee director as dividends with respect to such shares prior to the vesting date will be treated for federal income tax purposes as compensation income taxable at ordinary income tax rates for which the Company will be entitled to a compensation deduction with respect to such amounts. However, upon the vesting of the non-employee director's shares, or if the non-employee director makes a timely section 83(b) election, amounts paid to the non-employee director as dividends will be treated as dividends for federal income tax purposes for which the Company will not be entitled to a deduction with respect to such amounts.

    The foregoing does not purport to be a complete summary of the federal income tax considerations relevant to awards granted under the 2001 plan. In addition, the tax consequences under state, local or foreign law may differ from the consequences under federal income tax law.

    REQUISITE VOTE.   The affirmative vote of the majority of
the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the 2001 plan, provided that the total votes cast must also exceed fifty percent of the shares of common stock outstanding and entitled to vote on the matter. If such approval is not obtained, the plan will be void and without effect. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION AND INCENTIVE PLAN.

      RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent certified public accountants for the Company and its subsidiaries for fiscal year 2001. The Committee and the Board seek ratification of the appointment by the stockholders. PricewaterhouseCoopers LLP has served as the Company's auditors since the Company's formation. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions.

     REQUISITE VOTE. Although the submission of this matter to the stockholders is not required, the Audit Committee will reconsider its selection of independent accountants if this appointment is not ratified by the stockholders. The vote required for ratification is a majority of the shares represented and voted at the meeting. THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.


                          OTHER MATTERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Blair, Galvin, Muller, Powers and Whitmire and Dr. Streetman served as members of the Company's Compensation Committee during all or part of 2000. No current or former officer or employee of the Company serves on the Company's Compensation Committee or served on that committee at any time during 2000 or any prior year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities laws require the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 2000, the Company believes that no director, officer or beneficial owner of more than ten percent of the Common Stock failed to file a report on a timely basis during 2000.


SOLICITATION

     The cost of this solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, telephone and facsimile. The Company has arranged for Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004 to solicit proxies in such manner at a cost of $7,500 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers, and other regular employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to owners of the common stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

REVOCATION OF PROXIES

     You may revoke your proxy at any time before it is voted by any of the following actions: (i) notifying the Corporate Secretary in writing any time before it is voted; (ii) submitting a subsequent proxy; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to the Corporate Secretary at the Company's principal executive offices, 777 N. Eldridge Parkway, Houston, Texas 77079-4493.

STOCKHOLDERS' PROPOSALS

     The federal securities laws provide stockholders with a limited right to propose for inclusion in the Company's proxy statement a single proposal for action to be taken at the Annual Meeting of Stockholders. Proposals intended to be presented at the Annual Meeting to be held in 2002 and otherwise eligible must be directed to the Corporate Secretary of the Company at 777 N. Eldridge Parkway, Houston, Texas 77079-4493, and must be received no later than December 3, 2001.

     If a stockholder desires to bring a matter before an annual meeting and the matter is not timely submitted for inclusion in the Company's proxy statement or if the stockholder desires to nominate a person to be a director, the stockholder must follow the procedures outlined in the Company's By-laws. The By-laws require timely notice in writing of the matter or nomination, and receipt of the written notice by the Corporate Secretary not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting. The deadline for delivery and receipt of such notices for the 2001 Annual Meeting of Stockholders was the close of business on February 9, 2001, and the deadline for delivery and receipt of such notices for the 2002 Annual Meeting of Stockholders is the close of business on February 15, 2002. A copy of the Company's By-laws is available upon request from the Corporate Secretary of the Company at 777
N. Eldridge Parkway, Houston, Texas 77079-4493.

OTHER MATTERS TO BE PRESENTED

     The Company has not been notified of and the Board of Directors does not know of any other matters to be presented for action at the 2001 Annual Meeting of Stockholders. If any other matters should properly come before the Annual Meeting, the proxy holders intend to vote on such matters in accordance with their best judgment.


             VOTING VIA THE INTERNET OR BY TELEPHONE

SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

     If your shares are registered with a brokerage firm or bank, you may be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on your broker's or bank's voting form. A number of brokerage firms participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Computershare Investor Services for shares registered directly in the name of the stockholder, which is discussed below. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form, or you may vote electronically via the Internet at the following address:

                        www.proxyvote.com

SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER AND
401(k) SHARES

     If your shares are registered directly with the Company's transfer agent and registrar, Computershare Investor Services, or are held through the Global Marine Savings Incentive Plan, you may vote telephonically by calling the toll-free telephone number listed on your proxy card or voting instruction form. You may also vote via the Internet at the following address:

                  www.computershare.com/us/proxy


                                        GLOBAL MARINE INC.

                                        By ALEXANDER A. KREZEL
                                        Corporate Secretary

Houston, Texas
April 2, 2001

                                                       APPENDIX A

                  CHARTER OF THE AUDIT COMMITTEE
         OF THE BOARD OF DIRECTORS OF GLOBAL MARINE INC.
                        __________________

                             PURPOSE

  The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Global Marine Inc. is to assist the Board in fulfilling its responsibility to oversee management's conduct of the financial reporting process of Global Marine Inc. and its subsidiaries (collectively, the "Company"). Such assistance includes oversight by the Committee of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the Company's programs for compliance with its business conduct and conflict of interest policies as established by management and the Board.

  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

  The Company's outside auditor is ultimately accountable to the Board and the Committee.

                            MEMBERSHIP

  The Committee shall consist of not less than three members of the Board as designated from time to time by the Board. None of the members of the Committee shall be an officer or employee of the Company, each member of the Committee shall be an independent director as determined in accordance with the applicable requirements of the New York Stock Exchange regarding the composition of audit committees, having no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company, each member of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise.

                         RESPONSIBILITIES

  Consistent with the fact that the Committee's primary responsibility is one of oversight, it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the Company's outside auditors are responsible for auditing those financial statements. Additionally, it is recognized that the Committee relies on the Company's financial management, including the internal audit staff, and the Company's outside auditors, and that in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

  The following functions shall be common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

      (1) The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report to Stockholders and Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61.

     (2) The Committee shall, as a whole or through the Committee chair, meet and review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, which meeting and review will occur prior to the Company's filing of each Quarterly Report on Form 10-Q.

     (3) The Committee shall discuss with management, the outside auditors and the internal auditors the quality and adequacy of the Company's internal controls.

     (4) The Committee shall (a) request from the outside auditors annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, (b) discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence, and (c) recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     (5) The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, appoint, recommend stockholder ratification of the appointment of, evaluate and, where appropriate, replace the outside auditor.

     The Committee shall review the adequacy of this Charter annually.


This Charter was adopted by the Board of Directors of Global Marine Inc. on May 11, 2000.

                                                       APPENDIX B

                          GLOBAL MARINE
                    2001 NON-EMPLOYEE DIRECTOR
                 STOCK OPTION AND INCENTIVE PLAN
                   ____________________________


                       SECTION 1 - GENERAL

     1.1  PURPOSE.   The Global Marine 2001 Non-Employee Director
Stock Option and Incentive Plan (the "Plan") has been established by Global Marine Inc. (the "Company") to enable the Company to continue to attract and retain persons of outstanding competence to serve as its non-employee directors and continue to align the directors' interests with those of its other stockholders by increasing their proprietary interest in the Company.

     1.2  PARTICIPATION.   Subject to the terms and conditions of
the Plan, the Administrator will determine and designate from time to time, from among the Eligible Individuals, those persons to whom one or more Awards under the Plan will be granted in consideration for their service to the Company, thereby making such persons "Participants" in the Plan. At the discretion of the Administrator, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or in replacement of awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by the Company or a Related Company.

     1.3  OPERATION AND ADMINISTRATION.   The operation and
administration of the Plan, including the Awards made under the Plan, will be subject to the provisions of Section 5 (relating to operation and administration).

     1.4  CONSTRUCTION AND DEFINITIONS.   Where the context
admits, words in any gender will include any other gender, words in the singular will include the plural, and the plural will include the singular. Capitalized terms in the Plan will be defined as set forth in the Plan, including the definition provisions of Section 2.

                    SECTION 2 - DEFINED TERMS

     For purposes of the Plan, the terms listed below will be defined as follows:

     (a)  1990 PLAN.   The term "1990 Plan" has the meaning ascribed
          to it in paragraph (a) of subsection 5.2.

     (b)  ADMINISTRATOR.   The term "Administrator" has the meaning
          ascribed to it in subsection 6.1.

     (c)  AGREEMENT.   The term "Agreement" has the meaning ascribed
          to it in subsection 5.10.

     (d)  AWARD.   The term "Award" means any award or benefit granted
          to any Participant under the Plan, including without limitation the grant of Options and Stock Awards.

     (e)  BOARD.   The term "Board" means the Board of Directors of
          the Company.

     (f)  COMPANY.   The term "Company" has the meaning ascribed to it
          in subsection 1.1.

     (g)  EFFECTIVE DATE.   The term "Effective Date" has the meaning
          ascribed to it in subsection 5.1.

     (h)  ELIGIBLE INDIVIDUAL.   The term "Eligible Individual" means
          any member of the Board who is not at the relevant time also an employee of the Company or a Related Company.

     (i)  EXERCISE PRICE.   The term "Exercise Price" has the meaning
          ascribed to it in subsection 3.2.

     (j)  FAIR MARKET VALUE.   For purposes of determining the "Fair
          Market Value" of a share of Stock, the following rules will apply:

          (i) If the Stock is at the time listed or admitted to trading on any stock exchange (including any transaction reporting system), then the "Fair Market Value" will be the mean between the lowest and highest reported sale prices of the Stock on the date in question as reported by the principal exchange on which the Stock is then listed or admitted to trading, including "composite" transactions if so reported. If no reported sale of Stock takes place on the date in question, including composite transactions if so reported, then the reported closing price of the Stock on the most recent date on which a reported sale did take place will be determinative of "Fair Market Value."

          (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" will be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Administrator and regularly reporting the market price of the Stock in such market.

          (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" will be as determined in good faith by the Administrator.

     (k)  OPTION.   The term "Option" has the meaning ascribed to it
          in paragraph (a) of subsection 3.1.

     (l)  PARTICIPANT.   The term "Participant" has the meaning
          ascribed to it in subsection 1.2.

     (m)  PLAN.   The term "Plan" has the meaning ascribed to it in
          subsection 1.1.

     (n)  PRICING DATE.   The term "Pricing Date" has the meaning
          ascribed to it in subsection 3.2.

     (o)  RELATED COMPANY.   The term "Related Company" means any
          direct or indirect majority-owned subsidiary of the Company (regardless of whether such subsidiary is organized as a corporation, partnership, or other entity) and, as determined in the discretion of the Administrator, any other business venture in which the Company has a significant interest.

     (p)  STOCK.   The term "Stock" means shares of common stock of
          the Company.

     (q)  STOCK AWARD.   The term "Stock Award" has the meaning
          ascribed to it in subsection 4.1.


                       SECTION 3 - OPTIONS

     3.1 DEFINITION. The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Administrator. Options granted pursuant to this Plan are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

     3.2  EXERCISE PRICE.   The "Exercise Price" of each Option
granted under this Section 3 will be established by the Administrator or will be determined by a method established by the Administrator. The Exercise Price will not be less than the aggregate Fair Market Value of the shares of Stock subject to the Option as of the Pricing Date; provided, however, that if receipt of the Option is conditioned on the Participant electing to forego his or her right to all or any part of his or her cash retainer or other fees for service as a member of the Board, the exercise price of the Option will not be less than such Fair Market Value less the amount of retainer or other fees the Participant has elected to forego. For purposes of the preceding sentence, the "Pricing Date" will be the date on which the Option is granted, except that the Administrator may provide that the Pricing Date is the date on which the recipient first becomes an Eligible Individual, if the grant of the Option occurs not more than 90 days after the date the recipient first becomes an Eligible Individual.

     3.3  EXERCISE.   Each Option will be exercisable in
accordance with such terms and conditions and during such fixed period of time as may be established by the Administrator; provided, however, that such fixed period of time will end no later than ten years from the date the Option is granted.

     3.4  PAYMENT OF OPTION EXERCISE PRICE.   The payment of the
Exercise Price of an Option granted under this Section 3 will be subject to the following:

(a) Subject to the following provisions of this subsection 3.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option will be paid at the time of such exercise except that, in the case of an exercise arrangement approved by the Administrator and described in paragraph (c) of this subsection 3.4, payment may be made as soon as practicable after the exercise.

(b) The Exercise Price will be payable in cash or by tendering shares of Stock held by the Participant for at least six months (by either actual delivery of shares or by attestation, with such shares being valued at Fair Market Value as of the day of exercise), excluding any shares deemed unacceptable for any reason by the Administrator, or in any combination thereof, as determined by the Administrator.

(c) The Administrator may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell some or all of the shares of Stock acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and tax withholding, if any, resulting from such exercise.

     3.5  SETTLEMENT OF AWARD.   Distribution following exercise
of an Option, and the shares of Stock distributed pursuant to such exercise, will be subject to such conditions, restrictions and contingencies as the Administrator may establish. The Administrator may in its discretion impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Administrator determines to be desirable.

                  SECTION 4 - OTHER STOCK AWARDS

     4.1  DEFINITION.   A "Stock Award" is a grant of shares of
Stock or of a right to receive shares of Stock, or their cash equivalent or a combination of both, in the future.

     4.2  RESTRICTIONS ON STOCK AWARDS.   Each Stock Award will
be subject to such terms and conditions, restrictions and contingencies, if any, as the Administrator shall determine. Restrictions and contingencies limiting the right to receive shares of Stock, or their cash equivalent or a combination of both, in the future pursuant to a Stock Award will limit such right for a minimum of three years from the date such Stock Award is granted or be based on the achievement of single or multiple performance goals over a period ending at least one year from the date such Stock Award is granted. Such restrictions and/or contingencies may terminate or be subject to termination before the passage of the period or periods of time designated and/or the achievement of such performance goals only in the event of the death, disability, or retirement from or other non-cause termination of service as a member of the Board of the holder of such Stock Award, or in the event of a change of control, as defined in the terms of such Stock Award, of the Company. The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on increases or changes relative to stated values, and may be based on such measure or measures as the Administrator may establish. Any unrestricted grant of shares of Stock pursuant to a Stock Award will be made only in lieu of cash retainer or other fees for service as a member of the Board that otherwise would be payable by the Company or a Related Company.


             SECTION 5 - OPERATION AND ADMINISTRATION

     5.1  EFFECTIVE DATE AND DURATION.   Subject to its approval
by the stockholders of the Company at the Company's 2001 annual meeting of stockholders, the Plan will be effective as of May 17, 2001 (the "Effective Date"). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Awards under it are outstanding.

     5.2  SHARES SUBJECT TO PLAN.

(a) (i) Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan will be equal to the sum of: (I) 750,000 shares of Stock; (II) any shares of Stock available for future awards under the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan (the "1990 Plan") as of the date of its termination; and (III) any shares of Stock represented by awards granted under the 1990 Plan that are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company.

     (ii) Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition will again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

    (iii) If the Exercise Price or other purchase price of any stock option or other award granted under the Plan or the 1990 Plan is satisfied by tendering shares of Stock to the Company by either actual delivery or by attestation, or if the tax withholding obligation, if any, resulting from the settlement of any such option or other award is satisfied by tendering or withholding shares of Stock, only the number of shares of Stock issued net of the shares of Stock tendered or withheld will be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards or obligations to grant future awards under the plans or arrangements of another entity will not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity or an interest in another entity.

(b) Subject to paragraph (c) of this subsection 5.2, the following additional maximums are imposed under the Plan.

     (i) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to
          Section 4 (relating to Stock Awards), other than Awards that Participants have elected to receive in lieu of cash retainer or other fees for service as members of the Board, shall be 375,000 shares. In the event of an increase in the number of shares authorized in clause I in paragraph 5.2(a)(i) to be delivered under this Plan, said limitation will be increased proportionately.

     (ii) The maximum number of shares of Stock that may be covered by Awards granted to any one individual during any calendar year pursuant to this Plan, other than Awards that a Participant has elected to receive in lieu of cash retainer or other fees for service as a member of the Board, will be 30,000 shares. In the event of an increase in the number of shares authorized in clause I in paragraph 5.2(a)(i) to be delivered under this Plan, said limitation will be increased proportionately.

(c) If the outstanding securities of the class then subject to this Plan are increased, decreased, or exchanged for or converted into cash, property, or a different number or kind of shares or securities, or if cash, property, or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, merger or other business combination, dividend (other than a regular, quarterly cash dividend), or other distribution, stock split, reverse stock split, spin-off, or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction provide otherwise, (a) the maximum number and type of shares or other securities that may be issued under this Plan will be appropriately and proportionately adjusted, and (b) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options and Stock Awards theretofore awarded under this Plan and the exercise price of such Options or price, if any, of such Stock Awards will be appropriately and proportionately adjusted. The Administrator will determine in its sole discretion the appropriate adjustments to be effected pursuant to the immediately preceding sentence. No right to purchase or receive fractional shares will result from any adjustment pursuant to this paragraph (c) of subsection 5.2. In case of any such adjustment, the shares subject to the Option or Stock Award will be rounded up to the nearest whole share.

     5.3. LIMIT ON DISTRIBUTION.   Distribution of shares of
Stock or other amounts under the Plan will be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including without limitation the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity.

(b) To the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     5.4 TAXES. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company or the Company or any Related Company may withhold from any payments due or becoming due to the recipient an amount sufficient to satisfy applicable Federal, state and local minimum statutory tax withholding requirements, if any, prior to the delivery of any certificate for such shares; provided, however, that, in the discretion of the Administrator, the Company may withhold from the shares to be delivered shares with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirements, or the Company may accept delivery of shares of Stock with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirement, excluding any shares deemed unacceptable for any reason by the Administrator. Whenever under the Plan payments are to be made to a Participant or beneficiary in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements. The Company and any affiliate will not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt or exercise of any Award.

     5.5 SHARES AS PAYMENT. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Administrator may use available shares of Stock, valued at their Fair Market Value, as the form of payment for any compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company.

     5.6  DIVIDENDS AND DIVIDEND EQUIVALENTS.   A Stock Award may
provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock, which may be paid currently, credited to an account for the Participant or reinvested in shares of Stock credited to an account for the Participant, and which may be settled in cash or Stock, as determined by the Administrator. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     5.7  PAYMENTS.   Awards may be settled through cash
payments, the delivery of shares of Stock, the granting of replacement Awards, or a combination thereof as the Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. The
Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

     5.8  TRANSFERABILITY.   Except as otherwise provided by the
Administrator, Awards under the Plan are not transferable except as designated by the Participant by will or by applicable laws of descent and distribution.

     5.9  FORM AND TIME OF ELECTIONS.   Unless otherwise
specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing and filed with the Administrator at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Administrator shall require.

     5.10 AGREEMENT WITH COMPANY.   At the time of an Award to a
Participant under the Plan, the Administrator may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Administrator, agreeing to the terms and conditions of the Plan and to such additional terms and conditions not inconsistent with the Plan as the Administrator may prescribe in its sole discretion.

     5.11 LIMITATION OF IMPLIED RIGHTS.

(a) Neither a Participant nor any other person shall by reason of the Plan acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including without limitation any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan will constitute a guarantee that the assets of such companies will be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract for services as a member of the Board, and selection as a Participant and/or the grant or an Award will not give anyone the right to be retained as a member of the Board, the right to receive any future Award under the Plan, or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan will confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such right.

     5.12 EVIDENCE.   Evidence required of anyone under the Plan
may be by certificate, affidavit, document or other information which the person acting on it considers pertinent, reliable, and signed, made or presented by the proper party or parties.

     5.13 ACTION BY COMPANY OR RELATED COMPANY.   Any action
required or permitted to be taken by the Company or any Related Company will be by resolution of its board of directors, or by action of one or more members of its board (including a committee of the board) who are duly authorized to act for the board, or, except to the extent prohibited by applicable law or applicable rules of any stock exchange, by a duly authorized officer of such company.

     5.14 SEPARATE FUND.   Neither the Company, the Board or the
Administrator has any obligation to create a separate fund for the performance of any cash payment obligation under the Plan, but any or all of them may, at their own discretion, create trust funds or similar arrangements for such purpose.

     5.15 POOLING OF INTERESTS ACCOUNTING.   The Administrator
may, in its sole and absolute discretion, declare inoperative anything in this Plan or in the terms, conditions, restrictions or contingencies pertaining to any Award, including any outstanding Award, that adversely affects pooling of interests accounting.


                    SECTION 6 - ADMINISTRATOR

     6.1  ADMINISTRATION.   The authority to control and manage
the operation and administration of the Plan will be vested in a committee selected by the Board and consisting of two or more members of the Board who are not employees of the Company or a Related Company (the "Administrator") in accordance with this
Section 6.

     6.2  POWERS OF ADMINISTRATOR.   The authority to manage and
control the operation and administration of the Plan will be vested in the Administrator, subject to the following:

(a) Subject to the provisions of the Plan, the Administrator will have the authority and discretion to select from among the Eligible Individuals those persons who will receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards or the formula pursuant to which such number will be determined, to establish the terms, conditions, performance criteria, restrictions, and other provisions of the Awards, and, subject to the same restrictions imposed upon the Board by Section 7, to cancel or suspend Awards; provided, however, that the cancellation of any Award and reissuance with a lower exercise or purchase price, as well as the reduction of the exercise or purchase price of any Award, in the absence of proper approval by the Company's stockholders are expressly prohibited, except adjustments permitted by paragraph (c) of subsection 5.2. In making Award determinations, the Administrator may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success, and such other factors as the Administrator deems relevant.

(b) The Administrator will have the authority and discretion to interpret the Plan, to establish and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Administrator and any decision made by it under the Plan is conclusive, final and binding.

(d) At its discretion, the Administrator may terminate or suspend the granting of Awards under the Plan at any time or from time to time.

(e) The Administrator will maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Administrator may decide.

     6.3  DELEGATION BY ADMINISTRATOR.   Except to the extent
prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time.

     6.4  INFORMATION TO BE FURNISHED TO ADMINISTRATOR.   The
Company and the Related Companies will furnish the Administrator with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to the provision of services by a member of the Board, cessation of the provision of services, and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Administrator such evidence, data or information as the Administrator considers desirable to carry out the terms of the Plan.

     6.5  DUPLICATED SIGNATURES.   At its discretion, the
Administrator may accept a duplicated signature on any document, whether faxed, photocopied or otherwise duplicated, which will be effective to the same extent as an original signature unless there is a showing of fraud or other wrongdoing, the burden of making such showing being on the person asserting such fraud or wrongdoing.


              SECTION 7 - AMENDMENT AND TERMINATION

     The Board may at any time amend, suspend or terminate the Plan, provided that, subject to subsection 5.2 (relating to certain adjustments to shares), no amendment, suspension or termination may (a) in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or the date of such suspension or termination, or (b) in the absence of proper approval by the Company's stockholders, change the minimum Option Exercise Price set forth in subsection 3.2, materially increase the share limitations set forth in subsection 5.2, change the requirement that the Administrator be a committee whose members are not employees of the Company or a Related Company set forth in subsection 6.1, change the prohibition of canceling Awards and reissuing them with a lower exercise or purchase price and of reducing the exercise or purchase price of Awards set forth in paragraph (a) of subsection 6.2, or effect any change for which approval by the Company's stockholders is required by applicable law.

                                                       APPENDIX C

                         [FORM OF PROXY CARD]

PROXY                                                           PROXY
                           GLOBAL MARINE INC.
               Proxy Solicited by the Board of Directors
         For the Annual Meeting of Stockholders - May 17, 2001


R. E. Rose, W. M. Ralls, and J. L. McCulloch, and each or any of them, with full power of substitution and revocation in each, are hereby appointed as Proxies authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common stock of the undersigned at the Annual Meeting of Stockholders of GLOBAL MARINE INC. to be held at The St. Regis hotel, 1919 Briar Oaks Lane, Houston, Texas on Thursday, May 17, 2001, at 9:00 a.m., and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR EACH OF THE OTHER PROPOSALS SPECIFIED HEREIN.


     (Please vote, sign and date on reverse side and return promptly.)

---------------------------------------------------------------------------
                       FOLD AND DETACH PROXY CARD HERE
RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.



Dear Stockholder:

    On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting in this way is convenient.

     Thank you for your attention to these matters.

                                      Global Marine Inc.

                             GLOBAL MARINE INC.
Please mark vote in oval in the following manner using dark ink only.  (  )


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-3.

1. Election of the following nominees      FOR       WITHHELD     EXCEPT
   as directors: 01-C. Russell Luigs,     (   )        (   )       (   )
   02-Edward R. Muller, 03- Paul J.
   Powers, 04-Carroll W. Suggs.

   __________________________________
   Except nominee(s) written above.

2. Approval of the Global Marine 2001      FOR       AGAINST      ABSTAIN
   Non-Employee Director Stock Option     (   )        (   )       (   )
   and Incentive Plan.

3. Ratification of appointment of          FOR       AGAINST      ABSTAIN
   PricewaterhouseCoopers LLP as          (   )        (   )       (   )
   independent certified public
   accountants for the Company and
   its subsidiaries.


IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF FOR A VOTE OF THE COMMON STOCK.

Sign exactly as your name appears on this proxy card. Joint owners should each sign personally. If acting as attorney, executor, trustee or in a representative capacity, sign name and indicate title.

_____________________________________________________________________
            Signature                                  Date


_____________________________________________________________________
            Signature                                  Date

Please vote, sign, date and return this proxy card promptly using the enclosed envelope.

--------------------------------------------------------------------------
CONTROL NUMBER           DETACH PROXY CARD HERE
[             ]

                                                          [LOGO]

         NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
   QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK



GLOBAL MARINE INC. encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps.

TO VOTE BY PHONE

Call toll free 1-888-215-6478 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Enter the 6-digit CONTROL NUMBER located above.
Option #1:  To vote as the Board of Directors recommends for ALL proposals:
            Press 1
            When asked, please confirm your vote by pressing 1.
Option #2:  If you choose to vote on each proposal separately, Press 0 and follow the simple recorded instructions.

TO VOTE BY INTERNET

Go to the following website:  WWW.COMPUTERSHARE.COM/US/PROXY
Enter the information requested on your computer screen, including your 6-digit CONTROL NUMBER located above.
Follow the simple instructions on the screen.


  If you vote by telephone or the Internet, DO NOT mail back the proxy card.
                            THANK YOU FOR VOTING!

                 [FORM OF 401(k) VOTING INSTRUCTION FORM]
                                                                [401(k) PLAN]
                             GLOBAL MARINE INC.

                       Confidential Voting Directions
            For The Annual Meeting of Stockholders - May 17, 2001


The undersigned hereby directs Fidelity Management Trust Company, as Trustee under the Global Marine Savings Incentive Plan, to execute a proxy or proxies authorizing the voting of all shares of Global Marine Inc. common stock held in the Plan on March 19, 2001, and attributable to the undersigned's Plan account at the Annual Meeting of Stockholders of GLOBAL MARINE INC.
to be held at The St. Regis hotel, 1919 Briar Oaks Lane, Houston, Texas on Thursday, May 17, 2001, at 9:00 a.m., and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THE TRUSTEE WILL AUTHORIZE THE VOTING OF THE SHARES IN THE MANNER SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL AUTHORIZE VOTING THE SHARES FOR THE ELECTION OF THE NOMINEES NAMED AND FOR EACH OF THE OTHER PROPOSALS SPECIFIED HEREIN. IF YOUR DIRECTIONS ARE NOT RECEIVED BY MAY 11, 2001,
THE SHARES ATTRIBUTABLE TO YOUR ACCOUNT WILL NOT BE VOTED.


(Please indicate your directions, sign and date on reverse side and return promptly.)
----------------------------------------------------------------------------
                    FOLD AND DETACH PROXY CARD HERE
RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.



Dear Stockholder:

     On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting in this way is convenient.

     Thank you for your attention to these matters.

                                           GLOBAL MARINE INC.

                                                            [401(k) PLAN]

                            GLOBAL MARINE INC.
PLEASE MARK DIRECTIONS IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ( )


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-3.
                                                                For All
1. Election of the following          For        Withheld        Except
   nominees as directors:            (   )        (   )           (   )
   01-C. Russell Luigs,
   02- Edward R. Muller,
   03-Paul J. Powers,
   04-Carroll W. Suggs.

   _________________________________
   Except nominee(s) written above.

2. Approval of the Global Marine      For        Against        Abstain
   2001 Non-Employee Director Stock  (  )         (   )           (  )
   Option and Incentive Plan.

3. Ratification of appointment of     For        Against        Abstain
   PricewaterhouseCoopers LLP as     (  )         (   )           (  )
   independent certified public
   accountants for the Company and
   its subsidiaries.


IN THEIR DISCRETION THE TRUSTEE MAY AUTHORIZE THE VOTING OF SAID SHARES UPON SUCH OTHER BUSINES AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF FOR A VOTE OF THE COMMON STOCK.


________________________________________________
       Signature                        Date


PLEASE INDICATE YOUR DIRECTIONS, DATE, AND SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD.
                  PROMPTLY RETURN USING THE ENCLOSED ENVELOPE.
----------------------------------------------------------------------------
CONTROL NUMBER            DETACH PROXY CARD HERE
[             ]
                                                           [LOGO]

       NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
   QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK


GLOBAL MARINE INC. encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:


TO VOTE BY PHONE

Call toll free 1-888-698-8071 in the United States of Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Enter the 6-digit CONTROL NUMBER located above.
Option #1:  To vote as the Board of Directors recommends for ALL proposals:
            Press 1
            When asked, please confirm your vote by pressing 1.
Option #2:  If you choose to vote on each proposal separately, Press 0 and follow the simple recorded instructions.

TO VOTE BY INTERNET

Go to the following website:  WWW.COMPUTERSHARE.COM/US/PROXY
Enter the information requested on your computer screen, including your 6-digit CONTROL NUMBER located above.
Follow the simple instructions on the screen.


 If you vote by telephone or the Internet, DO NOT mail back the proxy card.
                              THANK YOU FOR VOTING!